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                                                                   Exhibit 10.2

SILICON VALLEY BANK

                          LOAN AND SECURITY AGREEMENT

                                 by and between

                              SILICON VALLEY BANK

                                   as Lender

                                      and

                                PHARMAPRINT INC.

                                  as Borrower

                            Dated: December 18, 1998


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                                          TABLE OF CONTENTS

                                                                            PAGE

 1.  DEFINITIONS AND CONSTRUCTION............................................. 1
     1.1  DEFINITIONS......................................................... 1
     1.2  ACCOUNTING AND OTHER TERMS.......................................... 8
 2.  LOAN AND TERMS OF PAYMENT................................................ 8
     2.1  CREDIT EXTENSIONS................................................... 8
     2.2  OVERADVANCES........................................................10
     2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS..........................10
     2.4  CREDITING PAYMENTS..................................................11
     2.5  FEES................................................................11
     2.6  ADDITIONAL COSTS....................................................11
     2.7  TERM................................................................12
 3.  CONDITIONS OF LOANS......................................................12
     3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION....................12
     3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.......................13
 4.  CREATION OF SECURITY INTEREST............................................13
     4.1  GRANT OF SECURITY INTEREST..........................................13
     4.2  DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.......................13
     4.3  RIGHT TO INSPECT....................................................13
 5.  REPRESENTATIONS AND WARRANTIES ..........................................13
     5.1  DUE ORGANIZATION AND QUALIFICATION..................................13
     5.2  DUE AUTHORIZATION; NO CONFLICT......................................13
     5.3  NO PRIOR ENCUMBRANCES...............................................14
     5.4  BONA FIDE ELIGIBLE ACCOUNTS.........................................14
     5.5  MERCHANTABLE INVENTORY..............................................14
     5.6  INTELLECTUAL PROPERTY...............................................14
     5.7  NAME: LOCATION OF CHIEF EXECUTIVE OFFICE............................14
     5.8  LITIGATION..........................................................14
     5.9  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS..................14
     5.10 SOLVENCY............................................................14
     5.11 REGULATORY COMPLIANCE...............................................14
     5.12 ENVIRONMENTAL CONDITION.............................................15
     5.13 TAXES...............................................................15
     5.14 SUBSIDIARIES........................................................15
     5.15 GOVERNMENT CONSENTS.................................................15
     5.16 FULL DISCLOSURE.....................................................15
 6. AFFIRMATIVE COVENANTS.....................................................15
     6.1  GOOD STANDING.......................................................15
     6.2  GOVERNMENT COMPLIANCE...............................................15
     6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.........................16
     6.4  INVENTORY: RETURNS..................................................16
     6.5  TAXES...............................................................16
     6.6  INSURANCE...........................................................17

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                            TABLE OF CONTENTS (contd)

                                                                            PAGE

     6.7  PRINCIPAL DEPOSITORY................................................17
     6.8  QUICK RATIO.........................................................17
     6.9  DEBT-NET WORTH RATIO................................................17
     6.12 PROFITABILITY.......................................................17
     6.10 MINIMUM CASH; DEBT SERVICE RATIO....................................17
     6.11 FURTHER ASSURANCES..................................................17
 7. NEGATIVE COVENANTS........................................................18
     7.1  DISPOSITIONS........................................................18
     7.2  CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT BUSINESS LOCATIONS....18
     7.3  MERGERS OR ACQUISITIONS.............................................18
     7.4  INDEBTEDNESS........................................................18
     7.5  ENCUMBRANCES........................................................18
     7.6  DISTRIBUTIONS.......................................................18
     7.7  INVESTMENTS; LOANS; GUARANTEES......................................19
     7.8  TRANSACTIONS WITH AFFILIATES........................................19
     7.9  RESERVED............................................................19
     7.10 SUBORDINATED DEBT...................................................19
     7.11 INVENTORY...........................................................19
     7.12 COMPLIANCE..........................................................19
 8. EVENTS OF DEFAULT.........................................................19
     8.1  PAYMENT DEFAULT.....................................................19
     8.2  COVENANT DEFAULT....................................................19
     8.3  MATERIAL ADVERSE CHANGE.............................................20
     8.4  ATTACHMENT..........................................................20
     8.5  INSOLVENCY..........................................................20
     8.6  OTHER AGREEMENTS....................................................20
     8.7  SUBORDINATED DEBT...................................................20
     8.8  JUDGMENTS...........................................................20
     8.9  MISREPRESENTATIONS..................................................20
     8.10 GUARANTY............................................................20
 9. BANK'S RIGHTS AND REMEDIES...............................................21
     9.1  RIGHTS AND REMEDIES.................................................21
     9.2  POWER OF ATTORNEY...................................................22
     9.3  ACCOUNTS COLLECTION.................................................22
     9.4  BANK EXPENSES.......................................................22
     9.5  BANK'S LIABILITY FOR COLLATERAL.....................................23
     9.6  REMEDIES CUMULATIVE.................................................23
     9.7  DEMAND; PROTEST.....................................................23
10. NOTICES...................................................................23
11. CHOICE OF LAW AND VENUE; JURY WAIVER......................................23
12. GENERAL PROVISIONS........................................................24
    12.1  SUCCESSORS AND ASSIGNS..............................................24
    12.2  INDEMNIFICATION.....................................................24
    12.3  TIME OF ESSENCE.....................................................24

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                           TABLE OF CONTENTS (contd)

                                                                            PAGE

    12.4  SEVERABILITY OF PROVISIONS..........................................24
    12.5  AMENDMENTS IN WRITING, INTEGRATION..................................24
    12.6  COUNTERPARTS........................................................24
    12.7  SURVIVAL............................................................24

                                      -iii-

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                           LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of December 18, 1998 by and between SILICON VALLEY BANK ("Bank") and PHARMAPRINT INC., a Delaware corporation ("Borrower").

                                    RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

   1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

       "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

       "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

       "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

       "AAHP" means American Home Products Corporation and its subsidiaries.

       "AAHP Orders" means those orders made by AHP for products from the Borrower, and which orders are final and binding on AHP.

       "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

       "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

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       "Borrowing Base" means an amount equal to (A) 75% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower PLUS (B) 25% of the amount of the outstanding AHP Orders, which are determined to be acceptable to the Bank in its discretion exercised in the Bank's good faith business judgment, provided that in no event shall the amount under this clause (B) as of any date exceed 25% of the aggregate amount of AHP Orders as referred to in the forecast relating thereto as provided to the Bank with respect to the then next three month period as of such date, PROVIDED that in no event shall the aggregate amount of such AHP Orders exceed the amount that represents the required amount of required purchases of products by AHP under the contract between AHP and Borrower, as such contract is amended or modified from time to time, PROVIDED, FURTHER, that each of above advance percentages shall be subject to adjustment, in the discretion of the Bank exercised in the Bank's good faith business judgment, based on the results of an audit of the Collateral to be conducted on and after the date hereof. It is understood that the components of (A) and (B) of the Borrowing Base are not duplicative and thus an Account arising from an AHP Order shall constitute an Eligible Account if it otherwise complies the requirements set forth herein for Eligible Accounts and the related AHP Order or portion thereof no longer comprises an outstanding AHP Order for purposes of clause (B) hereof.

       "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

       "Closing Date" means the date of this Agreement.

       "Code" means the California Uniform Commercial Code.

       "Collateral" means the property described on EXHIBIT A attached hereto.

       "Committed Revolving Line" means a Credit Extension of up to $4,000,000.

       "Committed Term Line" means a Credit Extension of up to $500,000.

       "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

       "Credit Extension" means each Advance, Letter of Credit, Term Loan, and each other extension of credit by Bank for the benefit of Borrower hereunder.

       "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and Subsidiaries as of such date.

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       "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

       "Debt Service Ratio" means, on a consolidated basis, the ratio of (a) net income of Borrower before interest, taxes, depreciation and other non-cash amortization expenses and other non-cash expenses of Borrower, relating to the immediately preceding four fiscal quarters, determined in accordance with GAAP, consistently applied, to (b) the amount of Borrower's obligations to pay interest on an annualized basis and current maturities of principal on Borrower's outstanding long term indebtedness, determined in accordance with GAAP, consistently applied.

       "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; PROVIDED, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, in which fifty percent (50%) or more of the outstanding balance of the Accounts owed by such account debtor have not been paid within ninety (90) days of invoice date;

               (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank (with the understanding that the foregoing limitation shall not apply to any Accounts arising from AHP);

               (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

               (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

               (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

               (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (j) Accounts the collection of which Bank reasonably determines to be doubtful.

       "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

       "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

       "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

       "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

       "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

       "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

       "Intellectual Property" means with respect to the Borrower, (a) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (b) any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections; (c) all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; and (d) all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

       "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials.

work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

       "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

       "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

       "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

       "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2(d).

       "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

       "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower pursuant to this Agreement, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

       "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

       "Maturity Date" means the later of (i) the Revolving Maturity Date, or
(ii) if the Term Loan is outstanding, the Term Loan Maturity Date.

       "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

       "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement between Borrower and Bank, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

       "Payment Date" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

       "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document:

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               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business;

               (e) Indebtedness relating to operating leases of Borrower; and

               (f) Indebtedness secured by Permitted Liens.

         "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

               (c) Investments that are otherwise permitted under Section 7.3 hereof; and

               (d) Investments by Borrower in Subsidiaries in an aggregate amount not to exceed $500,000 per fiscal year of the Borrower.

       "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, PROVIDED the same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any Subsidiary to secure the purchase price or lease financing of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens arising in connection with collaborative relationships with other entities, PROVIDED the same have no priority over any of Bank's security interests and PROVIDED, FURTHER, that such Liens arise only in connection with Borrower's copyright, patent and trade mark assets and related property;

              (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a)
through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

       "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

       "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

       "Quick Assets" means, as of any applicable date, the following assets of the Borrower: consolidated cash, cash equivalents, accounts receivable and investments with maturities of less than one year determined in accordance with GAAP.

       "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

       "Revolving Advances" means those Advances made under and pursuant to the Revolving Committed Line.

       "Revolving Maturity Date" means the date which is one day prior to the first anniversary of the date of this Agreement.

       "Schedule" means the schedule of exceptions attached hereto, if any.

       "Subordinated Debt" means (i) any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank) and (ii) such other debt of the Borrower in an aggregate amount not to exceed $50,000 at any time, which is denominated as subordinated debt and the evidence of which and related instruments and agreements contain subordination provisions that do not necessarily comply with the conditions set forth in clause (i) hereof.

       "Subsidiary" means with respect to Borrower, any corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by Borrower or one or more Affiliates of Borrower.

       "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

       "Term Loan Maturity Date" means the date which is the first day of the 48th full calendar month ending after the date hereof.

       "Term Loan Payment" has the meaning set forth in Section 2.1.3 hereof.

       "Total Liabilities" means as of any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, including all Indebtedness, but specifically excluding Subordinated Debt.

       "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

   1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/"includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2. LOAN AND TERMS OF PAYMENT

   2.1 CREDIT EXTENSIONS. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of all Credit Extensions at rates in accordance with the terms hereof.

       2.1.1 Advances.

               (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

               (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account maintained with Bank. Further, Borrower shall supply to Bank copies of all underlying purchase orders relating to AHP Orders when Borrower requests an Advance relating to AHP Orders.

               (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

   2.1.2 Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the then outstanding principal balance of the Advances; PROVIDED that the aggregate face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and the aggregate amount of any and all Letter of Credit Reserves) shall not in any case exceed $500,000. Letters of Credit may have a maturity date up to six months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Bank or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank, then on such date Borrower shall provide to Bank cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Bank's then standard form cash pledge agreement. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

               (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit. Further, Borrower shall pay to Bank such standard and other fees for each Letter of Credit as the Bank charges therefor, which shall be in addition to interest and all other amounts payable under this Agreement.

               (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

               (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit (the ALetter of Credit Reserve"). The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

   2.1.3 Term Loan.

               (a) Subject to and upon the terms and conditions of this Agreement, Bank shall make term loans (jointly and severally referred to as the ATerm Loan") available to Borrower through the period ending on the date that is six months after the date hereof and shall be in an aggregate amount outstanding at any time not to exceed the Committed Term Line. Borrower shall deliver to Bank, at the time of each Term Loan request, an invoice for the equipment and other items to be purchased or purchased within the then immediately preceding 90 days. Each Term Loan shall be used only to purchase equipment and related items, acceptable to the Bank, and shall not exceed one-hundred percent (100%) of the invoice amount of such items approved from time to time by Bank, plus taxes, shipping, warranty charges, freight discounts and installation expense (collectively all of the foregoing other than the invoice amount of the item or items purchased are referred to herein as the "Soft Costs"), provided that such Soft Costs shall at no time be in excess of twenty percent (20%) of the aggregate amount of the Term Loan.

               (b) The first Term Loan Payment (as defined below) plus interest thereon shall be due and payable on the date that is the first day of the month of the seventh full calendar month after the date hereof, and Borrower shall continue to make a Term Loan Payment plus interest thereon on the first calendar day of each succeeding calendar month during the term hereof until the Term Loan Maturity Date, on which date the final Term Loan Payment and all accrued and unpaid interest on the Term Loan shall be fully due and payable. The "Term Loan Payment" shall be equal to 1/42nd of the aggregate principal amount of the Term Loan outstanding as of the date of the required first Term Loan Payment determined prior to the making of such payment. Prior to the making of the first Term Loan Payment, Borrower shall pay interest only on the principal balance of the Term Loan outstanding from time to time.

   2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 or 2.1.2 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

   2.3 INTEREST RATES, PAYMENTS, AND CALCULATIONS.

       (a) INTEREST RATE. Except as set forth in Section 2.3(b), (I) any Revolving Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to 1.00% percentage points above the Prime Rate and (II) the Term Loan shall bear interest, on the average daily balance thereof, at a per annum rate equal to 1.25% percentage points above the Prime Rate.

       (b) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of such Event of Default, and all Obligations relating to the Revolving Advances and all Obligations relating to the Term Loan shall bear interest at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of such Event of Default regarding Revolving Advances and the Term Loan, respectively.

       (c) PAYMENTS. Interest on the outstanding principal balance of the Revolving Advances shall be due and payable on each Payment Date. Interest on the outstanding principal balance of the Term Loan shall be paid as set forth in
Section 2.1.3(b) hereof. Borrower hereby authorizes Bank to debit any accounts maintained by Borrower with Bank, including, without limitation, Account Number for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall he deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

       (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

   2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

   2.5 FEES. Borrower shall pay to Bank the following:

       (a) FACILITY FEE. A Facility Fee equal to $22,500, which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

       (b) UNUSED LINE FEE. Borrower shall pay to Bank quarterly an unused line fee equal to the rate of one-half of one percent (.50%) per annum multiplied by the amount by which the Unused Line Fee Base Amount (as defined below) exceeds the average daily principal balance of the outstanding Advances under the Committed Revolving Line during the immediately preceding quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each quarter in arrears. The "Unused Line Fee Base Amount" shall mean $4,000,000.

       (c) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents, PROVIDED, HOWEVER, prior to occurrence and the continuance of an Event of Default, the frequency of such audits shall not exceed twice per calendar year, PROVIDED, FURTHER, that on and after the occurrence and continuance of an Event of Default the foregoing frequency limitation shall no longer apply or otherwise be effective.

       (d) BANK EXPENSES. Upon demand from Bank, including, without limitation. upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due, provided, however, Bank's legal fees (but not associated costs such as courier, copying, diligence and search charges and other similar cost items customarily charged), which are incurred in connection with the preparation, negotiation and closing of the Loan Documents, shall be limited to Five Thousand ($5,000.00) Dollars plus fifty (50%) percent of the time value of Bank's legal fees in excess of Five Thousand ($5,000.00) dollars.

   2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

       (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

       (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

       (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loan or other credit accommodation, including, the Credit Extensions, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

   2.7 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Further, Borrower shall have the right to prepay the Obligations at any point in time without penalty.

3. CONDITIONS OF LOANS

   3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

       (a) this Agreement;

       (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

       (c) negative pledge agreement in Bank's standard form;

       (d) financing statements (Forms UCC-1);

       (e) insurance certificate;

       (f) payment of the fees and Bank Expenses then due specified in Section
2.5 hereof;

       (g) certificate of foreign qualification regarding Borrower (if applicable); and

       (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

   3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

       (a) timely receipt by Bank of the Payment/Advance Form as provided in
Section 2.1; and

       (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4. CREATION OF SECURITY INTEREST

   4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

   4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

   4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

   5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

   5.2 DUE AUTHORIZATION: NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

   5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

   5.4 BONA FIDE ELIGIBLE ACCOUNTS; BONA FIDE AHP ORDERS. The Eligible Accounts are bona fide existing obligations of the related account debtors. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. The AHP Orders are bona fide existing obligations; the underlying contracts relating thereto represent binding purchase orders from AHP and Borrower has no knowledge of any dispute in connection therewith.

   5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

   5.6 INTELLECTUAL PROPERTY. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business, Permitted Liens and licenses that the Borrower has granted to AHP.

   5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty
(30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

   5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on either Borrower's interest in its assets or Bank's security interest in the Collateral.

   5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

   5.10 SOLVENCY. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

   5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

   5.12 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure .pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

   5.13 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

   5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

   5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

   5.16 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

 6. AFFIRMATIVE COVENANTS

   Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

   6.1 GOOD STANDING. Borrower shall maintain its and each Subsidiary's corporate existence and good standing in its respective jurisdiction of incorporation and establish and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each Subsidiary to maintain in force, to the extent consistent with prudent management of Borrower's business, all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

   6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which such Person is subject, the noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

   6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to
Bank: (a) as soon as available, but in any event within 45 days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm selected by Borrower and reasonably acceptable to Bank; (c) within 10 days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that, in the Company's reasonable opinion, could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more;
(e) [reserved]; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time, including, without limitation, all forecasts and updates regarding or relating to AHP within 10 days of receipt thereof by the Borrower.

   Within 20 days after the last day of each MONTH, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable and accounts payable.

   Within 45 days after the last day of each MONTH, Borrower shall deliver to Bank with the MONTHLY financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

   Bank shall have a right from time to time hereafter to audit Borrower's Accounts and AHP Orders at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing, with the understanding that the first of such audits shall be conducted within 90 days of the date hereof.

   6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries of inventory and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

   6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments. or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment it the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results therefrom.

   6.6 INSURANCE.

       (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof.

       (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

   6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank.

   6.8 QUICK RATIO. Borrower, on a consolidated basis, shall maintain, as of the last day of each calendar month prior to the period ending March 31, 1999, a ratio of Quick Assets to Current Liabilities of at least 0.80 to 1.0. With respect to the month ending March 31, 1999 and as of the last day of each calendar month thereafter, Borrower, on a consolidated basis, shall maintain a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.0.

   6.9 DEBT-NET WORTH RATIO. Borrower, on a consolidated basis, shall maintain, as of the last day of each calendar month commencing with the period ending December 31, 1998 and thereafter, a ratio of Total Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.0.

   6.10 PROFITABILITY. Borrower, on a consolidated basis, shall not incur a net loss in any fiscal quarter in excess of $1,000,000. Further, with respect to each consecutive four fiscal quarter period commencing with such period ending September 30, 1999 and for each such consecutive four fiscal quarter period thereafter, Borrower, on a consolidated basis, shall attain net profitability.

   6.11 MINIMUM CASH: DEBT SERVICE RATIO. Borrower, on a consolidated basis, shall maintain, as of the last day of each calendar month, cash and cash equivalents, as determined by the Bank, in the amount of $1,000,000, PROVIDED that on and after the two consecutive quarters that the Borrower, on a consolidated basis, demonstrates to Bank that it has maintained a Debt Service Ratio of at least 1.50 to 1.0, Borrower, on a consolidated basis, shall maintain, as of the last day of each quarter, such ratio of at least 1.50 to 1.0 and shall no longer be required to comply with the foregoing cash and cash equivalents financial covenant.

   6.12 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

   Borrower covenants and agrees that until payment in full of the outstanding Obligations, Borrower will not do any of the following:

   7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of nonexclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iv) of worn-out or obsolete Equipment or (iv) Transfers denoted as "Permitted Transfers" under the Negative Pledge Agreement dated of even date herewith by Borrower in favor of Bank.

   7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT BUSINESS LOCATIONS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer to exist a Change of Control (as defined below). "Change of Control" shall mean any of the following events: (i) the merger or consolidation of the Borrower where parties other than the Borrower's current security holders own, following consummation of such merger or consolidation, less than fifty percent (50%) of the surviving entity's issued and outstanding shares of common stock, after giving effect to the exercise, exchange or conversion of any outstanding options, warrants, preferred stock or other securities exercisable, exchangeable or convertible into shares of common stock or (ii) if any Person, other than the Borrower or an employee benefit plan of the Borrower or any "Affiliate" or "Associate" (each as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), shall, individually or together with Affiliates or Associates of such Person, acquire or become the beneficial owner of, in the aggregate, in excess of fifty percent (50%) of the issued and outstanding shares of common stock of the Borrower following such acquisition after giving effect to the exercise, exchange or conversion of any outstanding options, warrants, preferred stock or other securities exercisable, exchangeable or convertible into shares of common stock. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

   7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided that the foregoing shall not restrict stock acquisitions in an aggregate amount not to exceed $10,000,000 by the Borrower of other entities as long as no default or Event of Default is in existence either before or after such transaction, and no event or occurrence with which the passage of time or notice would constitute an Event of Default has occurred either before or after such transaction.

   7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

   7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

   7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

   7.7 INVESTMENTS; LOANS; GUARANTEES. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or make any loans of any money or any other assets to any Person, or guarantee or otherwise become liable with respect to the obligations of any other Person.

   7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

   7.9 [RESERVED].

   7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

   7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

   7.12 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8. EVENTS OF DEFAULT

   Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

   8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

   8.2 COVENANT DEFAULT.

       (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12, or violates any of the covenants contained in
Article 7 of this Agreement, or

       (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

   8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

   8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any- trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

   8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

   8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

   8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

   8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two-Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgement); PROVIDED, HOWEVER, an Event of Default shall occur if a judgment lien arises with respect to the Borrower in any amount (including regarding an amount that is less that $200,000), which lien does not otherwise constitute a Permitted Lien hereunder; or

   8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

   8.10 GUARANTY. Any guaranty of all or a portion of the Obligations ceases for any reason (other than a release by Bank of such guaranty) to he in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

9. BANK'S RIGHTS AND REMEDIES

   9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

       (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by
Bank);

       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

       (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

       (d) [Reserved]

       (e) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

       (f) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

       (g) Without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

       (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale. advertise for sale, and sell (in the manner provided for herein) the Collateral. Subject to the rights of any licensee now existing and hereafter arising/permitted under the terms of this Agreement. now existing or hereafter arising, Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without char e. Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this
Section 9. l, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

       (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

       (j) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

       (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

       (l) Subject to the rights of any licensee permitted under the terms of this Agreement, now existing or hereafter arising, Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

   9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable, provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

   9.3 ACCOUNTS COLLECTION. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

   9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

   9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

   9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

   9.7 DEMAND: PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10. NOTICES

   Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

   If to Borrower: PharmaPrint Inc.
                   4 Park Plaza
                   Irvine, California 92614
                   Attn: James Wodach
                   FAX: 949-794-7777

   If to Bank:     Silicon Valley Bank
                   38 Technology Drive, Suite 150
                   Irvine, California 92618
                   Attention: Mr. Gary Reagan
                   FAX: 949-789-1930

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY WAIVER

   The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Orange, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR

CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. GENERAL PROVISIONS

   12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

   12.2 INDEMNIFICATION. Borrower shall, indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

   12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

   12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

   12.5 AMENDMENTS IN WRITING. INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

   12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

   12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                   PHARMAPRINT INC.

                                                   By: /s/ Phillip G. Trad
                                                      ----------------------
                                                   Title: Senior Vice President
                                                         ----------------------
                                                   By: /s/ James R. Wodach
                                                      -------------------------
                                                   Title: Senior Vice President
                                                        -----------------------

                                                   SILICON VALLEY BANK

                                                   By: /s/ Gary Reagan
                                                      -------------------------
                                                   Title:  VP
                                                         ----------------------